EXHIBIT 99.1

Lakeland Bancorp Announces Third Quarter Results

OAK RIDGE, N.J., Oct. 26, 2021 (GLOBE NEWSWIRE) -- Lakeland Bancorp, Inc. (NASDAQ: LBAI) (the “Company”), the parent company of Lakeland Bank (“Lakeland”), reported net income of $22.3 million and earnings per diluted share ("EPS") of $0.43 for the three months ended September 30, 2021 compared to net income of $14.4 million and EPS of $0.28 for the three months ended September 30, 2020.  For the third quarter of 2021, annualized return on average assets was 1.10%, annualized return on average common equity was 10.94% and annualized return on average tangible common equity was 13.63%.

For the nine months ended September 30, 2021, the Company reported net income of $72.9 million and EPS of $1.42 compared to net income of $38.7 million and EPS of $0.76 for the same period of 2020. Annualized return on average assets was 1.24%, annualized return on average common equity was 12.39% and annualized return on average tangible common equity was 15.53% for the first nine months of 2021 (see "Supplemental Information - Non-GAAP Financial Measures" for a reconciliation of non-GAAP financial measures, including tangible book value).

The third quarter and year-to-date 2021 results were favorably impacted by negative provisions for credit losses of $2.7 million and $11.3 million, respectively, compared to provisions of $8.0 million and $26.2 million for the same periods last year as forecasted macroeconomic conditions have improved and Lakeland's asset quality continues to be strong.

Thomas Shara, Lakeland Bancorp’s President and CEO commented on the financial results, “We are pleased with our results for the quarter marked by strong core earnings and continued improvement in asset quality. Our subordinated debt offering during the quarter was very successful, affording us the opportunity to increase the offering size to $150 million with an interest rate of 2.875% fixed for 5 years. We believe the overwhelming success of the offering further illustrates the strength of the Lakeland brand in the market.”

Regarding Lakeland Bancorp's recently announced acquisition of 1st Constitution Bancorp, Mr. Shara continued, “We remain very excited regarding our opportunity to partner with 1st Constitution and expanding our product offerings and services to the customers of the combined company. The merger integration meetings are progressing very well and we anticipate closing the merger in January 2022.”

Third Quarter 2021 Highlights

  Non-performing assets decreased $10.3 million or 46% to $12.3 million at September 30, 2021 compared to $22.6 million at June 30, 2021.
  During the third quarter, the Company sold $6.2 million in non-performing loans primarily in the commercial secured by real estate loan category. The sale resulted in net recoveries to the allowance for credit losses of $502,000 as well as recovered interest on non-accrual loans of $755,000, which favorably impacted third quarter 2021 net interest margin by four basis points.
  On September 15, 2021, the Company closed the offering of $150 million of its Fixed-to-Floating Rate Subordinated Notes (the “Notes”) due 2031. The Notes bear interest at a rate of 2.875% per annum until September 2026 and the interest rate will then reset quarterly to the three-month Secured Overnight Financing Rate ("SOFR") plus a spread of 220 basis points.
  During the third quarter, the Company redeemed $75 million of its 5.125% Fixed-to-Floating Rate Subordinated Notes due September 30, 2026, which were scheduled to reset quarterly to the current three-month LIBOR rate plus 397 basis points in September 2021. The Company expensed $831,000 in unamortized debt issuance costs on the $75 million redemption.
  Deposit growth continues to be strong as saving and interest-bearing transaction accounts increased $202.7 million during the third quarter, while higher priced time deposits were allowed to run off. Noninterest-bearing deposits increased $40.8 million to $1.72 billion at September 30, 2021.
  Paycheck Protection Program ("PPP") loans totaled $109.3 million at September 30, 2021 compared to $207.0 million at June 30, 2021.  Unamortized net deferred fees on PPP loans totaled $3.4 million at September 30, 2021 compared to $6.1 million at June 30, 2021. PPP loans contributed approximately $3.1 million to interest income during the third quarter of 2021.

Net Interest Margin and Net Interest Income

Net interest margin for the third quarter of 2021 of 3.10% increased 14 basis points compared to the third quarter of 2020 and decreased 17 basis points compared to the second quarter of 2021. Net interest margin for the first nine months of 2021 was 3.19% as compared to 3.09% for the same period in 2020. The increase in net interest margin compared to the third quarter 2020 and year-to-date 2020 was due primarily to a decrease in the cost of interest-bearing liabilities, while the decrease in net interest margin compared to the linked quarter was due primarily to a $326.7 million increase in lower yielding average federal funds sold.

The yield on interest-earning assets for the third quarter of 2021 was 3.40% as compared to 3.49% for the third quarter of 2020 and 3.57% for the second quarter of 2021. The yield on interest-earning assets for the first nine months of 2021 was 3.51% as compared to 3.77% during the same period in 2020.  The current quarter decrease in yield on interest-earning assets, when compared to the third quarter of 2020 and the second quarter of 2021, was due primarily to a reduction in the yield on securities as well as an increase in lower yielding average securities and federal funds sold balances.  The 26 basis point reduction in yield on interest-earning assets for the first nine months of 2021 compared to the same period in 2020 was due primarily to a reduction in the yield on loans and securities resulting from decreases in market interest rates during 2020.

The cost of interest-bearing liabilities for the third quarter of 2021 was 0.41% compared to 0.72% for the third quarter of 2020 and 0.42% for the second quarter of 2021. The cost of interest-bearing liabilities for the first nine months of 2021 was 0.45% compared to 0.91% during the same period in 2020.  The reduction in the cost of interest-bearing liabilities compared to prior periods was largely driven by reductions in market interest rates as well as a change in the mix of interest-bearing liabilities. Higher cost time deposits and borrowings balances have decreased while lower cost interest-bearing transaction account balances have increased.

Net interest income for the third quarter of 2021 of $59.3 million increased $7.2 million compared to the third quarter of 2020.  Net interest income for the first nine months of 2021 was $175.8 million as compared to $152.6 million for the first nine months of 2020.  The increase in net interest income compared to prior periods was due primarily to a reduction in the cost of interest-bearing deposits as well as growth in the volume of interest-earning assets.

Noninterest Income

Noninterest income decreased $1.3 million to $5.5 million for the third quarter of 2021 from $6.8 million for the third quarter of 2020. Service charges on deposit accounts for the third quarter of 2021 increased $248,000 compared to the third quarter of 2020 due primarily to changes in customer behavior relating to the pandemic. Gains on sales of loans decreased $887,000 due primarily to retaining a greater percentage of originated residential mortgages.  Swap income decreased $624,000 compared to the third quarter of 2020 due primarily to the steepness of the yield curve which makes new swap agreements less attractive.

For the first nine months of 2021, noninterest income decreased $3.8 million to $16.5 million compared to the first nine months of 2020 primarily due to a $3.6 million decrease in swap income resulting from the changes to the yield curve discussed above. Service charges on deposit accounts increased $614,000 compared to the first nine months of 2020 due to the same reasons discussed in the quarterly comparison, while commissions and fees increased $459,000 due primarily to an increase in commercial loan fees.  Losses on equity securities totaled $191,000 in the first nine months of 2021 compared to losses of $625,000 in the first nine months of 2020.  Gains on sales of loans decreased $697,000 due to the same reason discussed above. Other income decreased $567,000 due primarily to a $400,000 write-down on a branch location held for sale. Additionally, the first nine months of 2020 included gains on sales of investment securities of $342,000 compared to $9,000 for the same period in 2021.

Noninterest Expense

Noninterest expense totaled $37.2 million for the third quarter of 2021 and increased $5.1 million compared to the third quarter of 2020. Compensation and employee benefit expense for the third quarter of 2021 increased $2.4 million or 13% compared to the same quarter of 2020 as a result of staff additions and normal merit increases. Premises and equipment increased $624,000 compared to the third quarter of 2020 predominately driven by an increase in costs associated with the Company's digital strategy initiative.  The third quarter of 2021 included $1.1 million in merger related costs for the upcoming merger with 1st Constitution Bancorp.  Other operating expenses in the third quarter of 2021 were $881,000 greater than the third quarter of 2020 due primarily to $831,000 in long-term debt extinguishment costs resulting from the redemption of the $75 million in subordinated notes mentioned in the quarterly highlights.

Noninterest expense for the first nine months of 2021 of $105.2 million increased $9.1 million compared to the first nine months of 2020. Compensation and employee benefit expense and premises and equipment expense increased $5.1 million and $2.4 million, respectively, compared to the first nine months of 2020 due to the same reasons discussed in the quarterly comparison. FDIC insurance expense in the first nine months of 2021 increased $420,000 due primarily to deposit growth and assessment credits recorded in the first nine months of 2020.  The first nine months of 2021 included $1.1 million in merger related costs for the upcoming merger with 1st Constitution Bancorp.

Income Tax Expense

The effective tax rate for the third quarter of 2021 was 26.4% compared to 23.3% for the third quarter of 2020. The increased effective tax rate for the third quarter of 2021 was primarily a result of tax advantaged items declining as a percentage of pretax income due to the increase in pretax income.

Financial Condition

At September 30, 2021, total assets were $8.17 billion, an increase of $508.2 million compared to December 31, 2020. For the nine months ended September 30, 2021, total loans decreased $140.4 million to $5.88 billion and investment securities increased $275.5 million to $1.25 billion. On the funding side, total deposits increased $475.1 million to $6.93 billion, while borrowings increased $11.2 million to $324.0 million. At September 30, 2021, total loans as a percent of total deposits was 84.8%.

Asset Quality

At September 30, 2021, non-performing assets decreased 71% to $12.3 million or 0.15% of total assets compared to $42.8 million or 0.56% of total assets at December 31, 2020. Non-accrual loans as a percent of total loans decreased to 0.21% at September 30, 2021 compared to 0.71% at December 31, 2020. The allowance for credit losses decreased to $58.0 million, 0.99% of total loans, at September 30, 2021, compared to $71.1 million, 1.18% of total loans, at December 31, 2020. In the third quarter of 2021, the Company had net recoveries of $269,000 or 0.02% of average loans, on an annualized basis, compared to net charge-offs of $597,000 or 0.04% for the same period in 2020. The provision for credit losses for the third quarter of 2021 was a benefit of $2.7 million compared to a provision of $8.0 million in the third quarter of 2020. In addition, the third quarter of 2021 included a sale of non-performing loans totaling $6.2 million and resulted in an improvement of asset quality ratios.

Capital

At September 30, 2021, stockholders' equity was $814.1 million compared to $763.8 million at December 31, 2020, a 7% increase. Lakeland Bank remains above FDIC “well capitalized” standards, with a Tier 1 leverage ratio of 8.60% at September 30, 2021. The book value per common share and tangible book value per common share increased 8% and 10% to $16.09 and $12.95, respectively, compared to $14.93 and $11.77 at September 30, 2020 (see "Supplemental Information - Non-GAAP Financial Measures" for a reconciliation of non-GAAP financial measures, including tangible book value). At September 30, 2021, the Company’s common equity to assets ratio and tangible common equity to tangible assets ratio were 9.96% and 8.18%, respectively, compared to 9.97% and 8.05% at December 31, 2020. On October 22, 2021, the Company declared a quarterly cash dividend of $0.135 per share to be paid on November 15, 2021, to shareholders of record as of November 5, 2021.

Forward-Looking Statements

The information disclosed in this document includes various forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “anticipates,” “projects,” “intends,” “estimates,” “expects,” “believes,” “plans,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify such forward-looking statements. The Company cautions that these forward-looking statements are necessarily speculative and speak only as of the date made, and are subject to numerous assumptions, risks and uncertainties, all of which may change over time. Actual results could differ materially from such forward-looking statements.  Accordingly, you should not place undue reliance on forward-looking statements. In addition to the specific risk factors disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, the following factors, among others, could cause actual results to differ materially and adversely from such forward-looking statements: changes in the financial services industry and the U.S. and global capital markets, changes in economic conditions nationally, regionally and in the Company’s markets, the nature and timing of actions of the Federal Reserve Board and other regulators, the nature and timing of legislation and regulation affecting the financial services industry, government intervention in the U.S. financial system, changes in federal and state tax laws, changes in levels of market interest rates, pricing pressures on loan and deposit products, credit risks of the Company’s lending and leasing activities, successful implementation, deployment and upgrades of new and existing technology, systems, services and products, customers’ acceptance of the Company’s products and services, competition, and failure to realize anticipated efficiencies and synergies from the merger of 1st Constitution  Bancorp into Lakeland Bancorp and the merger of 1st Constitution Bank into Lakeland Bank. Further, given its ongoing and dynamic nature, it is difficult to predict the continuing effects that the COVID-19 pandemic will have on our business and results of operations. The pandemic and related local and national economic disruption may, among other effects, result in a material adverse change for the demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; branch disruptions, unavailability of personnel and increased cybersecurity risks as employees work remotely. Any statements made by the Company that are not historical facts should be considered to be forward-looking statements. The Company is not obligated to update and does not undertake to update any of its forward-looking statements made herein.

Explanation of Non-GAAP Financial Measures

Reported amounts are presented in accordance with U.S. generally accepted accounting principles  ("GAAP"). This press release also contains certain supplemental non-GAAP information that the Company’s management uses in its analysis of the Company’s financial results.

The Company also provides measurements and ratios based on tangible equity and tangible assets. These measures are utilized by regulators and market analysts to evaluate a company’s financial condition and,therefore, the Company’s management believes that such information is useful to investors.

Specifically, the Company also uses an efficiency ratio that is a non-GAAP financial measure. The ratio that the Company uses excludes amortization of core deposit intangibles, and, where applicable, long-term debt prepayment fees and merger-related expenses. Income for the non-GAAP ratio is increased by the favorable effect of tax-exempt income and excludes gains and losses from the sale of investment securities, which can vary from period to period. The Company uses this ratio because it believes the ratio provides a relevant measure to compare the operating performance period to period.

These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. See accompanying "Supplemental Information - Non-GAAP Financial Measures" for a reconciliation of non-GAAP financial measures.

About Lakeland

Lakeland Bank is the wholly-owned subsidiary of Lakeland Bancorp, Inc. (NASDAQ:LBAI), which had $8.17 billion in total assets at September 30, 2021. With an extensive branch network and commercial lending centers throughout New Jersey and Highland Mills, New York, the Bank offers business and retail banking products and services. Business services include commercial loans and lines of credit, commercial real estate loans, loans for healthcare services, asset-based lending, equipment financing, small business loans and lines and cash management services. Consumer services include online and mobile banking, home equity loans and lines, mortgage options and wealth management solutions. Lakeland is proud to be recognized as one of New Jersey's Best-In State Banks by Forbes and Statista, rated a 5-Star Bank by Bauer Financial and named one of New Jersey's 50 Fastest Growing Companies by NJBIZ. Visit LakelandBank.com or 973-697-2000 for more information.

Thomas J. Shara President & CEO	Thomas F. Splaine EVP & CFO

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands, except per share amounts)	2021	2020	2021	2020
Income Statement
Net interest income	$59,338	$52,134	$175,806	$152,552
Benefit (provision) for credit losses (2)	2,703	(8,000)	11,304	(26,223)
Gains on sales of investment securities	—	—	9	342
Gains on sales of loans	550	1,437	1,865	2,562
Loss on equity securities	(58)	(170)	(191)	(625)
Other noninterest income	4,977	5,506	14,814	17,986
Long-term debt extinguishment costs	(831)	—	(831)	(356)
Merger-related expenses	(1,072)	—	(1,072)	—
Other noninterest expense	(35,304)	(32,097)	(103,304)	(95,707)
Pretax income	30,303	18,810	98,400	50,531
Provision for income taxes	(8,014)	(4,383)	(25,529)	(11,861)
Net income	$22,289	$14,427	$72,871	$38,670

Basic earnings per common share	$0.43	$0.28	$1.42	$0.76
Diluted earnings per common share	$0.43	$0.28	$1.42	$0.76
Dividends paid per common share	$0.135	$0.125	$0.395	$0.375
Weighted average shares - basic	50,637	50,526	50,616	50,544
Weighted average shares - diluted	50,875	50,620	50,837	50,645

Selected Operating Ratios
Annualized return on average assets	1.10%	0.76%	1.24%	0.73%
Annualized return on average common equity	10.94%	7.64%	12.39%	6.95%
Annualized return on average tangible common equity (1)	13.63%	9.71%	15.53%	8.86%
Annualized yield on interest-earning assets	3.40%	3.49%	3.51%	3.77%
Annualized cost of interest-bearing liabilities	0.41%	0.72%	0.45%	0.91%
Annualized net interest spread	2.99%	2.77%	3.06%	2.86%
Annualized net interest margin	3.10%	2.96%	3.19%	3.09%
Efficiency ratio (1)	54.02%	53.96%	53.24%	54.95%
Stockholders' equity to total assets			9.96%	10.02%
Book value per common share			$16.09	$14.93
Tangible book value per common share (1)			$12.95	$11.77
Tangible common equity to tangible assets (1)			8.18%	8.06%

Asset Quality Ratios			September 30, 2021	September 30, 2020
Ratio of allowance for credit losses to total loans (2)			0.99%	1.11%
Non-performing loans to total loans			0.21%	0.57%
Non-performing assets to total assets			0.15%	0.44%
Annualized net charge-offs to average loans			0.05%	0.02%

(1) See Supplemental Information - Non-GAAP Financial Measures
(2) The Company adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("ASU 2016-13") on December 31, 2020, with a $6.7 million transition adjustment retroactive to January 1, 2020. Periods prior to December 31, 2020 do not reflect the adoption of ASU 2016-13.

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

(dollars in thousands)			September 30, 2021	September 30, 2020
Selected Balance Sheet Data at Period End
Loans			$5,880,802	$5,843,591
Allowance for credit losses (1)			57,953	65,242
Investment securities			1,248,705	909,535
Total assets			8,172,479	7,522,184
Total deposits			6,930,912	6,266,516
Short-term borrowings			111,907	97,874
Other borrowings			212,107	253,359
Stockholders' equity			814,128	753,572

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Selected Average Balance Sheet Data
Loans	$5,943,698	$5,775,093	$6,037,419	$5,519,621
Investment securities	1,144,356	873,066	1,071,823	881,332
Interest-earning assets	7,611,259	7,009,939	7,396,178	6,599,481
Total assets	8,070,050	7,516,069	7,854,351	7,073,438
Noninterest-bearing demand deposits	1,702,788	1,475,422	1,637,101	1,317,195
Savings deposits	653,840	548,662	632,950	523,653
Interest-bearing transaction accounts	3,701,676	3,086,260	3,529,586	2,942,307
Time deposits	826,831	1,176,181	916,476	1,048,115
Total deposits	6,885,135	6,286,525	6,716,113	5,831,270
Short-term borrowings	108,519	58,845	89,240	100,303
Other borrowings	162,216	269,093	148,616	273,567
Total interest-bearing liabilities	5,453,082	5,139,042	5,316,868	4,887,945
Stockholders' equity	807,956	751,099	786,642	743,318

(1) Periods prior to December 31, 2020 do not reflect the adoption of ASU 2016-13.

Lakeland Bancorp, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
(in thousands, except per share data)	2021	2020	2021	2020
Interest Income
Loans and fees	$59,957	$56,801	$179,264	$170,483
Federal funds sold and interest-bearing deposits with banks	161	92	250	287
Taxable investment securities and other	4,232	4,139	12,242	14,131
Tax-exempt investment securities	588	401	1,831	1,082
Total Interest Income	64,938	61,433	193,587	185,983
Interest Expense
Deposits	3,987	7,012	13,349	25,969
Federal funds purchased and securities sold under agreements to repurchase	19	27	58	531
Other borrowings	1,594	2,260	4,374	6,931
Total Interest Expense	5,600	9,299	17,781	33,431
Net Interest Income	59,338	52,134	175,806	152,552
(Benefit) provision for credit losses (1)	(2,703)	8,000	(11,304)	26,223
Net Interest Income after Provision for Credit Losses	62,041	44,134	187,110	126,329
Noninterest Income
Service charges on deposit accounts	2,536	2,288	7,277	6,663
Commissions and fees	1,609	1,667	4,962	4,503
Income on bank owned life insurance	645	670	1,922	2,000
Loss on equity securities	(58)	(170)	(191)	(625)
Gains on sales of loans	550	1,437	1,865	2,562
Gains on sales of investment securities, net	—	—	9	342
Swap income	—	624	634	4,234
Other income	187	257	19	586
Total Noninterest Income	5,469	6,773	16,497	20,265
Noninterest Expense
Compensation and employee benefits	21,478	19,065	62,403	57,282
Premises and equipment	6,206	5,582	18,602	16,249
FDIC insurance	461	625	1,793	1,373
Data processing	1,495	1,211	4,049	3,900
Merger related expenses	1,072	—	1,072	—
Other operating expenses	6,495	5,614	17,288	17,259
Total Noninterest Expense	37,207	32,097	105,207	96,063
Income before provision for income taxes	30,303	18,810	98,400	50,531
Provision for income taxes	8,014	4,383	25,529	11,861
Net Income	$22,289	$14,427	$72,871	$38,670
Per Share of Common Stock
Basic earnings	$0.43	$0.28	$1.42	$0.76
Diluted earnings	$0.43	$0.28	$1.42	$0.76
Dividends	$0.135	$0.125	$0.395	$0.375

(1) Periods prior to December 31, 2020 do not reflect the adoption of ASU 2016-13.

Lakeland Bancorp, Inc.
Consolidated Balance Sheets
(dollars in thousands)	September 30, 2021	December 31, 2020
	(Unaudited)
Assets
Cash	$641,861	$262,327
Interest-bearing deposits due from banks	20,774	7,763
Total cash and cash equivalents	662,635	270,090
Investment securities available for sale, at estimated fair value (allowance for credit losses of $50 at September 30, 2021 and $2 at December 31, 2020 )	529,381	855,746
Investment securities held to maturity (estimated fair value of $686,728 at September 30, 2021 and $93,868 at December 31, 2020, allowance for credit losses of $183 at September 30, 2021 and none at December 31, 2020)	693,562	90,766
Equity securities, at fair value	16,422	14,694
Federal Home Loan Bank and other membership stocks, at cost	9,340	11,979
Loans held for sale	851	1,335
Loans, net of deferred fees	5,880,802	6,021,232
Less: Allowance for credit losses	57,953	71,124
Net loans	5,822,849	5,950,108
Premises and equipment, net	46,163	48,495
Operating lease right-of-use assets	14,809	16,772
Accrued interest receivable	18,182	19,339
Goodwill	156,277	156,277
Other identifiable intangible assets	2,631	3,288
Bank owned life insurance	117,073	115,115
Other assets	82,304	110,293
Total Assets	$8,172,479	$7,664,297
Liabilities and Stockholders' Equity
Liabilities
Deposits:
Noninterest-bearing	$1,724,646	$1,510,224
Savings and interest-bearing transaction accounts	4,401,367	3,867,303
Time deposits $250 thousand and under	667,297	895,056
Time deposits over $250 thousand	137,602	183,200
Total deposits	6,930,912	6,455,783
Federal funds purchased and securities sold under agreements to repurchase	111,907	169,560
Other borrowings	25,000	25,000
Subordinated debentures	187,107	118,257
Operating lease liabilities	16,105	18,183
Other liabilities	87,320	113,730
Total Liabilities	7,358,351	6,900,513
Stockholders' Equity
Common stock, no par value; authorized 100,000,000 shares; issued 50,733,113 shares and outstanding 50,602,078 shares at September 30, 2021 and issued 50,610,681 shares and outstanding 50,479,646 shares at December 31, 2020	564,974	562,421
Retained earnings	244,092	191,418
Treasury shares, at cost, 131,035 shares at September 30, 2021 and December 31, 2020	(1,452)	(1,452)
Accumulated other comprehensive income	6,514	11,397
Total Stockholders' Equity	814,128	763,784
Total Liabilities and Stockholders' Equity	$8,172,479	$7,664,297

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)

	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share data)	2021	2021	2021	2020	2020
Income Statement
Net interest income	$59,338	$59,740	$56,728	$55,135	$52,134
Benefit (provision) for credit losses (1)	2,703	5,959	2,642	(789)	(8,000)
Gains on sales of investment securities	—	9	—	871	—
Gains on sales of loans	550	607	708	760	1,437
(Loss) gain on equity securities	(58)	11	(144)	73	(170)
Other noninterest income	4,977	4,642	5,195	5,141	5,506
Long-term debt extinguishment costs	(831)	—	—	(3,777)	—
Merger-related expenses	(1,072)	—	—	—	—
Other noninterest expense	(35,304)	(34,097)	(33,903)	(33,168)	(32,097)
Pretax income	30,303	36,871	31,226	24,246	18,810
Provision for income taxes	(8,014)	(9,464)	(8,051)	(5,398)	(4,383)
Net income	$22,289	$27,407	$23,175	$18,848	$14,427

Basic earnings per common share	$0.43	$0.53	$0.45	$0.37	$0.28
Diluted earnings per common share	$0.43	$0.53	$0.45	$0.37	$0.28
Dividends paid per common share	$0.135	$0.135	$0.125	$0.125	$0.125
Dividends paid	$7,001	$6,828	$6,369	$6,364	$6,365
Weighted average shares - basic	50,637	50,636	50,576	50,527	50,526
Weighted average shares - diluted	50,875	50,858	50,780	50,672	50,620

Selected Operating Ratios
Annualized return on average assets	1.10%	1.41%	1.22%	0.98%	0.76%
Annualized return on average common equity	10.94%	14.07%	12.20%	9.96%	7.64%
Annualized return on average tangible common equity (2)	13.63%	17.67%	15.39%	12.64%	9.71%
Annualized net interest margin	3.10%	3.27%	3.19%	3.08%	2.96%
Efficiency ratio (2)	54.02%	51.98%	53.75%	53.74%	53.96%
Common stockholders' equity to total assets	9.96%	10.14%	9.88%	9.97%	10.02%
Tangible common equity to tangible assets (2)	8.18%	8.29%	8.00%	8.05%	8.06%
Tier 1 risk-based ratio	11.19%	10.78%	10.47%	10.22%	10.34%
Total risk-based ratio	14.73%	13.11%	13.02%	12.85%	12.93%
Tier 1 leverage ratio	8.60%	8.70%	8.51%	8.37%	8.36%
Common equity tier 1 capital ratio	10.70%	10.29%	9.98%	9.73%	9.83%
Book value per common share	$16.09	$15.74	$15.18	$15.13	$14.93
Tangible book value per common share (2)	$12.95	$12.60	$12.03	$11.97	$11.77

(1)  Periods prior to December 31, 2020 do not reflect the adoption of ASU 2016-13.
(2) See Supplemental Information - Non-GAAP Financial Measures

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)
	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2021	2021	2021	2020	2020
Selected Balance Sheet Data at Period End
Loans	$5,880,802	$5,988,832	$6,108,946	$6,021,232	$5,843,591
Allowance for credit losses on loans (1)	57,953	60,389	67,252	71,124	65,242
Investment securities	1,248,705	1,107,601	1,078,750	973,185	909,535
Total assets	8,172,479	7,854,238	7,771,761	7,664,297	7,522,184
Total deposits	6,930,912	6,715,035	6,635,226	6,455,783	6,266,516
Short-term borrowings	111,907	100,190	111,999	169,560	97,874
Other borrowings	212,107	138,045	143,267	143,257	253,359
Stockholders' equity	814,128	796,676	768,065	763,784	753,572

Loans
Non-owner occupied commercial	$2,300,637	$2,330,376	$2,375,024	$2,398,946
Owner occupied commercial	884,144	870,535	857,506	827,092
Multifamily	907,903	902,394	858,168	813,225
Non-owner occupied residential	177,592	189,765	195,534	200,229
Total commercial, secured by real estate (1)	$4,270,276	$4,293,070	$4,286,232	$4,239,492	$4,042,946
Commercial, industrial and other	363,976	358,659	394,416	433,553	418,813
Construction	332,868	335,167	291,252	266,883	275,716
Paycheck Protection Program	109,348	207,045	346,150	284,636	325,115
Equipment financing	119,709	121,096	119,428	116,690	118,320
Residential mortgages	407,021	391,589	385,778	377,380	343,317
Consumer and home equity	277,604	282,206	285,690	302,598	319,364
Total loans	$5,880,802	$5,988,832	$6,108,946	$6,021,232	$5,843,591

Deposits
Noninterest-bearing	$1,724,646	$1,683,887	$1,631,942	$1,510,224	$1,474,847
Savings and interest-bearing transaction accounts	4,401,367	4,198,709	4,049,914	3,867,303	3,647,328
Time deposits	804,899	832,439	953,370	1,078,256	1,144,341
Total deposits	$6,930,912	$6,715,035	$6,635,226	$6,455,783	$6,266,516

Total loans to total deposits ratio	84.8%	89.2%	92.1%	93.3%	93.3%

Selected Average Balance Sheet Data
Loans	$5,943,698	$6,080,408	$6,089,757	$5,939,904	$5,775,093
Investment securities	1,144,356	1,066,086	1,003,479	912,723	873,066
Interest-earning assets	7,611,259	7,342,952	7,230,136	7,137,884	7,009,939
Total assets	8,070,050	7,784,385	7,704,603	7,625,458	7,516,069
Noninterest-bearing demand deposits	1,702,788	1,660,825	1,545,968	1,499,093	1,475,422
Savings deposits	653,840	639,540	604,931	571,794	548,662
Interest-bearing transaction accounts	3,701,676	3,495,610	3,388,027	3,313,556	3,086,260
Time deposits	826,831	880,079	1,044,915	1,112,053	1,176,181
Total deposits	6,885,135	6,676,054	6,583,841	6,496,496	6,286,525
Short-term borrowings	108,519	85,325	73,492	68,962	58,845
Other borrowings	162,216	140,162	143,261	155,943	269,093
Total interest-bearing liabilities	5,453,082	5,240,716	5,254,626	5,222,308	5,139,042
Stockholders' equity	807,956	781,299	770,255	753,059	751,099

(1)  Periods prior to December 31, 2020 do not reflect the adoption of ASU 2016-13.

Lakeland Bancorp, Inc.
Financial Highlights
(Unaudited)
	For the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2021	2021	2021	2020	2020
Average Annualized Yields (Taxable Equivalent Basis) and Costs
Assets
Loans	4.00%	3.99%	3.91%	3.92%	3.91%
Taxable investment securities and other	1.68%	1.72%	1.81%	1.84%	2.09%
Tax-exempt securities	2.15%	2.50%	2.54%	2.51%	2.55%
Federal funds sold and interest-bearing cash accounts	0.12%	0.11%	0.11%	0.09%	0.10%
Total interest-earning assets	3.40%	3.57%	3.56%	3.51%	3.49%
Liabilities
Savings accounts	0.05%	0.05%	0.05%	0.05%	0.06%
Interest-bearing transaction accounts	0.30%	0.32%	0.34%	0.38%	0.44%
Time deposits	0.55%	0.61%	0.83%	1.01%	1.19%
Borrowings	2.33%	2.22%	2.87%	2.84%	2.73%
Total interest-bearing liabilities	0.41%	0.42%	0.51%	0.59%	0.72%
Net interest spread (taxable equivalent basis)	2.99%	3.15%	3.05%	2.92%	2.77%
Annualized net interest margin (taxable equivalent basis)	3.10%	3.27%	3.19%	3.08%	2.96%
Annualized cost of deposits	0.23%	0.25%	0.32%	0.37%	0.44%
Asset Quality Data
Allowance for Credit Losses on Loans
Balance at beginning of period	$60,389	$67,252	$71,124	$65,242	$57,839
Impact of adopting ASU 2016-13 (1)		—	—	6,656	—
(Benefit) provision for credit losses on loans	(2,705)	(5,314)	(2,808)	(246)	8,000
Charge-offs	(969)	(1,862)	(1,270)	(746)	(682)
Recoveries	1,238	313	206	218	85
Balance at end of period	$57,953	$60,389	$67,252	$71,124	$65,242

Net Loan Charge-Offs (Recoveries)
Commercial, real estate	$(1)	$1,590	$843	$(47)	$298
Commercial, industrial and other	(265)	5	221	478	173
Equipment financing	139	4	83	64	95
Residential mortgages	27	(82)	(58)	—	(1)
Consumer and home equity	(169)	32	(25)	33	32
Net (recoveries) charge-offs	$(269)	$1,549	$1,064	$528	$597
Non-Performing Assets (2)
Commercial, real estate	$10,343	$20,594	$23,984	$35,091	$26,145
Commercial, industrial and other	1,108	1,449	2,252	2,633	1,484
Equipment financing	224	264	293	327	444
Residential mortgages	123	—	2,323	2,469	2,695
Consumer and home equity	452	308	2,274	2,243	2,322
Total non-accrual loans	12,250	22,615	31,126	42,763	33,090
Property acquired through foreclosure or repossession	—	—	—	—	—
Total non-performing assets	$12,250	$22,615	$31,126	$42,763	$33,090
Loans past due 90 days or more and still accruing	$—	$—	$—	$1	$165
Loans restructured and still accruing	$3,414	$3,595	$3,799	$3,856	$4,299
Ratio of allowance for loan losses to total loans	0.99%	1.01%	1.10%	1.18%	1.11%
Total non-accrual loans to total loans	0.21%	0.38%	0.51%	0.71%	0.57%
Total non-performing assets to total assets	0.15%	0.29%	0.40%	0.56%	0.44%
Annualized net (recoveries) charge-offs to average loans	(0.02)%	0.10%	0.07%	0.04%	0.04%

(1) Periods prior to December 31, 2020 do not reflect the adoption of ASU 2016-13
(2) Includes non-accrual purchased credit deteriorated loans from December 31, 2020 forward

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)
	At or for the Quarter Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share amounts)	2021	2021	2021	2020	2020
Calculation of Tangible Book Value Per Common Share
Total common stockholders' equity at end of period - GAAP	$814,128	$796,676	$768,065	$763,784	$753,572
Less: Goodwill	156,277	156,277	156,277	156,277	156,277
Less: Other identifiable intangible assets	2,631	2,841	3,063	3,288	3,538
Total tangible common stockholders' equity at end of period - Non-GAAP	$655,220	$637,558	$608,725	$604,219	$593,757
Shares outstanding at end of period	50,602	50,601	50,598	50,480	50,468
Book value per share - GAAP	$16.09	$15.74	$15.18	$15.13	$14.93
Tangible book value per share - Non-GAAP	$12.95	$12.60	$12.03	$11.97	$11.77
Calculation of Tangible Common Equity to Tangible Assets
Total tangible common stockholders' equity at end of period - Non-GAAP	$655,220	$637,558	$608,725	$604,219	$593,757
Total assets at end of period - GAAP	$8,172,479	$7,854,238	$7,771,761	$7,664,297	$7,522,184
Less: Goodwill	156,277	156,277	156,277	156,277	156,277
Less: Other identifiable intangible assets	2,631	2,841	3,063	3,288	3,538
Total tangible assets at end of period - Non-GAAP	$8,013,571	$7,695,120	$7,612,421	$7,504,732	$7,362,369
Common equity to assets - GAAP	9.96%	10.14%	9.88%	9.97%	10.02%
Tangible common equity to tangible assets - Non-GAAP	8.18%	8.29%	8.00%	8.05%	8.06%
Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$22,289	$27,407	$23,175	$18,848	$14,427
Total average common stockholders' equity - GAAP	$807,956	$781,299	$770,255	$753,059	$751,099
Less: Average goodwill	156,277	156,277	156,277	156,277	156,277
Less: Average other identifiable intangible assets	2,758	2,979	3,192	3,433	3,689
Total average tangible common stockholders' equity - Non-GAAP	$648,921	$622,043	$610,786	$593,349	$591,133
Return on average common stockholders' equity - GAAP	10.94%	14.07%	12.20%	9.96%	7.64%
Return on average tangible common stockholders' equity - Non-GAAP	13.63%	17.67%	15.39%	12.64%	9.71%
Calculation of Efficiency Ratio
Total noninterest expense	$37,207	$34,097	$33,903	$36,945	$32,097
Amortization of core deposit intangibles	(211)	(221)	(226)	(249)	(250)
Merger-related expenses	(1,072)	—	—	—	—
Long term debt extinguishment costs	(831)	—	—	(3,777)	—
Noninterest expense, as adjusted	$35,093	$33,876	$33,677	$32,919	$31,847
Net interest income	$59,338	$59,740	$56,728	$55,135	$52,134
Total noninterest income	5,469	5,269	5,759	6,845	6,773
Total revenue	64,807	65,009	62,487	61,980	58,907
Tax-equivalent adjustment on municipal securities	157	167	163	149	108
Gains on sales of investment securities	—	(9)	—	(871)	—
Total revenue, as adjusted	$64,964	$65,167	$62,650	$61,258	$59,015
Efficiency ratio - Non-GAAP	54.02%	51.98%	53.75%	53.74%	53.96%

Lakeland Bancorp, Inc.
Supplemental Information - Non-GAAP Financial Measures
(Unaudited)
	For the Nine Months Ended September 30,
(dollars in thousands)	2021	2020
Calculation of Return on Average Tangible Common Equity
Net income - GAAP	$72,871	$38,670

Total average common stockholders' equity - GAAP	$786,642	$743,318
Less: Average goodwill	156,277	156,277
Less: Average other identifiable intangible assets	2,975	3,944
Total average tangible common stockholders' equity - Non-GAAP	$627,390	$583,097
Return on average common stockholders' equity - GAAP	12.39%	6.95%
Return on average tangible common stockholders' equity - Non-GAAP	15.53%	8.86%

Calculation of Efficiency Ratio
Total noninterest expense	$105,207	$96,063
Amortization of core deposit intangibles	(658)	(776)
Long-term debt extinguishment costs	(831)	(356)
Merger-related expenses	(1,072)	—
Noninterest expense, as adjusted	$102,646	$94,931

Net interest income	$175,806	$152,552
Noninterest income	16,497	20,265
Total revenue	$192,303	$172,817
Tax-equivalent adjustment on municipal securities	487	289
Gains on sales of investment securities	(9)	(342)
Total revenue, as adjusted	$192,781	$172,764
Efficiency ratio - Non-GAAP	53.24%	54.95%